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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2003, except for note 11, as to which the date is March 18, 2003, relating to the financial statements and financial statement schedule of Laserscope, which appears in Laserscope's Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
San Jose, California
November 12, 2003